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                                                                     EXHIBIT 5.1



                         [CHADBOURNE & PARKE LLP LETTERHEAD]




                                           August 7, 1997


OPINION LETTER
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McCaw International, Ltd.
1191 Second Avenue
Seattle, Washington 98101

Ladies and Gentlemen:


        We are acting as counsel to McCaw International, Ltd. (the "Company"), a corporation organized under the laws of the State of Washington, in connection with the offer to exchange (the "Exchange Offer") one $1,000 principal amount at maturity of the Company's 13% Senior Discount Notes due April 15, 2007 (the "Exchange Notes") for each $1,000 principal amount at maturity of the Company's outstanding 13% Senior Discount Notes due April 15, 2007 (the "Private Notes"), and in connection with the preparation of the prospectus (the "Prospectus") contained in the registration statement on Form S-4 (the "Registration Statement") (No. 333-26649) filed with

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CHADBOURNE & PARKE LLP


McCaw International, Ltd.                -2-                    August 7, 1997


the Securities and Exchange Commission by the Company for the purpose of registering the Exchange Notes under the Securities Act of 1933, as amended (the "Act"). The Private Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture, dated as of March 6, 1997 (the "Indenture"), among the Company and The Bank of New York, as Trustee. Unless otherwise defined herein, terms defined in the Prospectus are used herein as defined therein.

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

        In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

        Based on the foregoing, and subject to the qualifications and limitations stated herein, we are of the


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CHADBOURNE & PARKE LLP

McCaw International, Ltd.            -3-                         August 7, 1997


opinion that, assuming the due authorization of the Indenture and the Exchange Notes by the Company and the due authorization, execution and delivery by the Trustee of the Indenture, when the Exchange Notes, substantially in the form as set forth in an exhibit to the Indenture filed as Exhibit 4.1 to the Registration Statement, have been duly executed by the Company and authenticated by the Trustee in accordance with the Indenture, and duly delivered in exchange for the Private Notes in accordance with the Exchange Offer in the manner described in the Registration Statement, the Exchange Notes will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture.

        Our opinion set forth above is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law), an implied covenant of good faith and fair dealing and the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors' rights.

        We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law

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CHADBOURNE & PARKE LLP


McCaw International, Ltd.          - 4-                     August 7, 1997


other than the laws of the State of New York and the federal law of the United States of America.

        We hereby consent ot the use of our name under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.


                                        Very truly yours,

                                        /s/ Chadbourne & Parke LLP
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                                        CHADBOURNE & PARKE LLP